ADDENDUM TO CONVERTIBLE PROMISSORY NOTE

This addendum, dated February 20, 2020 (the "Addendum") is made by and between Water Technologies International, Inc., a Florida corporation (the "Company"), and Greentree Financial Group Inc., a Florida corporation, with office at 7951 SW 6th Street, Suite 216, Plantation, FL 33324 (the "Holder"). This document is to be read in conjunction with the Convertible Promissory Note, dated October 23, 2015 (the "Note"). This Addendum incorporates by reference and supplements the Note, and the parties hereby agree to amend the Note as follows:

WHEREAS, On October 23, 2015, Company and Holder entered into a Convertible Promissory Note (the "Note"), pursuant to which the Holder agreed to fund up to $250,000 ("Principal Amount") to the Company, a copy of which is attached hereto as Exhibit A; and

WHEREAS, As of February 20, 2020, the total amount funded to Company totaled $250,000.00 by Holder pursuant to the terms of the Note; and

WHEREAS, The Company and Holder desire to enter into this Addendum to increase the amount of the note an additional $50,000.

NOW THEREFORE, in consideration of the foregoing mutual premises and the covenants and Notes hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the Company and the Holder, intending to be legally bound, hereby agree to amend the Note as follows:

1. *DEFINED TERMS*. All capitalized terms used but not defined in this Addendum shall have the meanings ascribed to them in the Note.

2. *AMENDMENT*. The Company and Holder hereby agree to amend the Note as follows. This Addendum is to be read in conjunction with the Note and incorporates by reference and supplements the Note.

THE PRINCIPAL AMOUNT OF THE NOTE SHOULD BE INCREASED UP TO $300,000.00

3. *MISCELLANOUS*.

(a) No Further Amendment. Except as amended hereby, all terms of the Note as previously amended, shall remain unchanged and in full force and effect.

(b) No Third Party Beneficiaries. This Addendum is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(c) No Strict Construction. The language used in this Addendum will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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(d) Counterparts. This Addendum may be executed in two or more identical counterparts, all of which shall be considered one and the same Note and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature delivered by fax or e-mail/.pdf transmission shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature, and deliver by such means shall be due deliver hereof.

(e) Headings. The headings of this Addendum are for convenience of reference and shall not form part of, or affect the interpretation of, this Addendum.

(f) Severability. If any portion of this Addendum is declared by a court of competent jurisdiction to be invalid or unenforceable, such portion shall be deemed severed from this Addendum, and the remaining part shall remain in full force and effect as if no such invalid or unenforceable provisions had been a part of this Addendum.

IN WITNESS WHEREOF, the Company and the Holder have caused this Addendum to be duly executed and delivered individually or by their officers thereunto duly authorized as of the date first written above.

WATER TECHNOLOGIES INTERNATIONAL, INC. ("COMPANY")

By: 2-21-20
Name: Scott Tudor
Title: CEO

GREENTREE FINANCIAL GROUP, INC. ("HOLDER")

By: R. Chris Cottone
Name: R. Chris Cottone
Title: Vice President

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SECOND ADDENDUM TO CONVERTIBLE PROMISSORY NOTE

This second addendum, dated February 9, 2021 (the " Second Addendum") is made by and between Water Technologies International, Inc., a Florida corporation (the "Company"), and Greentree Financial Group Inc., a Florida corporation, with office at 7951 SW 6th Street, Suite 216, Plantation, FL 33324 (the "Holder"). This document is to be read in conjunction with the Convertible Promissory Note, dated October 23, 2015 (the "Note") and its addendum, dated February 20, 2020 (the "First Addendum"). This Second Addendum incorporates by reference and supplements the Note and the First addendum, and the parties hereby agree to amend the Note as follows:

WHEREAS, On October 23, 2015, Company and Holder entered into a Convertible Promissory Note (the "Note"), pursuant to which the Holder agreed to fund up to $250,000 ("Principal Amount") to the Company, a copy of which is attached hereto as Exhibit A; and

WHEREAS, The Note was amended on February 20, 2020, pursuant to which the Holder agreed to increase the Principal Amount to $300,000 ("Amended Principal Amount"), a copy of which is attached hereto as Exhibit B; and

WHEREAS, As of February 9, 2021, the total amount funded to Company totaled $300,000.00 by Holder pursuant to the terms of the Note and the First Addendum; and

WHEREAS, The Company and Holder desire to enter into this Second Addendum to increase the Principal Amount of the Note an additional $100,000, resulting in $400,000 of the Amended Principal Amount.

NOW THEREFORE, in consideration of the foregoing mutual premises and the covenants and Notes hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the Company and the Holder, intending to be legally bound, hereby agree to amend the Note as follows:

1. *DEFINED TERMS.* All capitalized terms used but not defined in this Second Addendum shall have the meanings ascribed to them in the Note and the First Addendum.

2. *AMENDMENT.* The Company and Holder hereby agree to amend the Note as follows. This Second Addendum is to be read in conjunction with the Note and the First Addendum and incorporates by reference and supplements the Note and the First Addendum.

THE PRINCIPAL AMOUNT OF THE NOTE SHOULD BE INCREASED UP TO $400,000.00

3. Section 14 Conversion Cost shall hereby be added as follows:

CONVERSION COST. The Company agrees to reimburse the Holder's certificate processing cost by adding $1,500 to the Principal for each note conversion effected by Holder.

4. *MISCELLANOUS.*

(a) No Further Amendment. Except as amended hereby, all terms of the Note as previously amended, shall remain unchanged and in full force and effect.

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(b) No Third Party Beneficiaries. This Second Addendum is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(c) No Strict Construction. The language used in this Second Addendum will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(d) Counterparts. This Second Addendum may be executed in two or more identical counterparts, all of which shall be considered one and the same Note and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature delivered by fax or e-mail/.pdf transmission shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature, and deliver by such means shall be due deliver hereof.

(e) Headings. The headings of this Second Addendum are for convenience of reference and shall not form part of, or affect the interpretation of, this Second Addendum.

(f) Severability. If any portion of this Second Addendum is declared by a court of competent jurisdiction to be invalid or unenforceable, such portion shall be deemed severed from this Second Addendum, and the remaining part shall remain in full force and effect as if no such invalid or unenforceable provisions had been a part of this Second Addendum.

IN WITNESS WHEREOF, the Company and the Holder have caused this Second Addendum to be duly executed and delivered individually or by their officers thereunto duly authorized as of the date first written above.

WATER TECHNOLOGIES INTERNATIONAL, INC. ("COMPANY")	GREENTREE FINANCIAL GROUP, INC. ("HOLDER")
By: ______________________	By: R. Chris Cottone
Name: Scott Tudor	Name: R. Chris Cottone
Title: CEO	Title: Vice President

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THIRD ADDENDUM TO CONVERTIBLE PROMISSORY NOTE

This third addendum, dated April 19, 2021 (the "Third Addendum") is made by and between Water Technologies International, Inc., a Florida corporation (the "Company"), and Greentree Financial Group Inc., a Florida corporation, with office at 7951 SW 6th Street, Suite 216, Plantation, FL 33324 (the "Holder"). This document is to be read in conjunction with the Convertible Promissory Note, dated October 23, 2015 (the "Note") and its addenda, dated February 20, 2020 and February 9, 2021, respectively (the "Previous Addenda"). This Third Addendum incorporates by reference and supplements the Note and the Previous Addenda, and the parties hereby agree to amend the Note as follows:

WHEREAS, On October 23, 2015, Company and Holder entered into a Convertible Promissory Note (the "Note"), pursuant to which the Holder agreed to fund up to $250,000 ("Principal Amount") to the Company, a copy of which is attached hereto as Exhibit A; and

WHEREAS, The Note was amended on February 20, 2020 and February 9, 2021, respectively, pursuant to which the Holder agreed to increase the Principal Amount to $400,000 ("Amended Principal Amount"), a copy of which is attached hereto as Exhibit B; and

WHEREAS, As of April 19, 2021, the total amount funded to Company totaled $345,000 by Holder pursuant to the terms of the Note and the Previous Addenda; and

WHEREAS, The Company and Holder desire to enter into this Third Addendum to increase the Principal Amount of the Note an additional $100,000, resulting in $500,000.00 of the Amended Principal Amount.

NOW THEREFORE, in consideration of the foregoing mutual premises and the covenants and Notes hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the Company and the Holder, intending to be legally bound, hereby agree to amend the Note as follows:

1. *DEFINED TERMS*. All capitalized terms used but not defined in this Third Addendum shall have the meanings ascribed to them in the Note and the Previous Addenda.

2. *AMENDMENT*. The Company and Holder hereby agree to amend the Note as follows. This Third Addendum is to be read in conjunction with the Note and the Previous Addenda incorporates by reference and supplements the Note and the Previous Addenda.

THE PRINCIPAL AMOUNT OF THE NOTE SHOULD BE INCREASED UP TO $500,000.00

3. *MISCELLANOUS*.

(a) No Further Amendment. Except as amended hereby, all terms of the Note as previously amended, shall remain unchanged and in full force and effect.

(b) No Third Party Beneficiaries. This Third Addendum is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(c) No Strict Construction. The language used in this Third Addendum will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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(d) Counterparts. This Third Addendum may be executed in two or more identical counterparts, all of which shall be considered one and the same Note and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature delivered by fax or e-mail/.pdf transmission shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature, and deliver by such means shall be due deliver hereof.

(e) Headings. The headings of this Third Addendum are for convenience of reference and shall not form part of, or affect the interpretation of, this Third Addendum.

(f) Severability. If any portion of this Third Addendum is declared by a court of competent jurisdiction to be invalid or unenforceable, such portion shall be deemed severed from this Third Addendum, and the remaining part shall remain in full force and effect as if no such invalid or unenforceable provisions had been a part of this Third Addendum.

IN WITNESS WHEREOF, the Company and the Holder have caused this Third Addendum to be duly executed and delivered individually or by their officers thereunto duly authorized as of the date first written above.

WATER TECHNOLOGIES INTERNATIONAL, INC. ("COMPANY")

By: 4-19-21
Name: Scott Tudor
Title: CEO

GREENTREE FINANCIAL GROUP, INC. ("HOLDER")

By: R. Chris Cottone
Name: R. Chris Cottone
Title: Vice President

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FOURTH ADDENDUM TO CONVERTIBLE PROMISSORY NOTE

This forth addendum, dated June 4, 2021 (the "Fourth Addendum") is made by and between Water Technologies International, Inc., a Florida corporation (the "Company"), and Greentree Financial Group Inc., a Florida corporation, with office at 7951 SW 6th Street, Suite 216, Plantation, FL 33324 (the "Holder"). This document is to be read in conjunction with the Convertible Promissory Note, dated October 23, 2015 (the "Note") and its addenda, dated February 20, 2020, February 9, 2021 and April 19, 2021, respectively (the "Previous Addenda"). This Fourth Addendum incorporates by reference and supplements the Note and the Previous Addenda, and the parties hereby agree to amend the Note as follows:

WHEREAS, On October 23, 2015, Company and Holder entered into a Convertible Promissory Note (the "Note"), pursuant to which the Holder agreed to fund up to $250,000 ("Principal Amount") to the Company, a copy of which is attached hereto as Exhibit A; and

WHEREAS, The Note was amended on February 20, 2020, February 9, 2021 and April 19, 2021, respectively, pursuant to which the Holder agreed to increase the Principal Amount to $500,000 ("Amended Principal Amount"), a copy of which is attached hereto as Exhibit B; and

WHEREAS, As of June 4, 2021, the total amount funded to Company totaled $495,000 by Holder pursuant to the terms of the Note and the Previous Addenda; and

WHEREAS, The Company and Holder desire to enter into this Fourth Addendum to increase the Principal Amount of the Note an additional $100,000, resulting in $600,000.00 of the Amended Principal Amount, and may be funded in tranches at the discretion of the Holder.

NOW THEREFORE, in consideration of the foregoing mutual premises and the covenants and Notes hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the Company and the Holder, intending to be legally bound, hereby agree to amend the Note as follows:

1. *DEFINED TERMS*. All capitalized terms used but not defined in this Fourth Addendum shall have the meanings ascribed to them in the Note and the Previous Addenda.

2. *AMENDMENT*. The Company and Holder hereby agree to amend the Note as follows. This Fourth Addendum is to be read in conjunction with the Note and the Previous Addenda incorporates by reference and supplements the Note and the Previous Addenda.

THE PRINCIPAL AMOUNT OF THE NOTE SHOULD BE INCREASED UP TO $600,000.00

3. *MISCELLANOUS*.

(a) No Further Amendment. Except as amended hereby, all terms of the Note as previously amended, shall remain unchanged and in full force and effect.

(b) No Third Party Beneficiaries. This Fourth Addendum is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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(c) No Strict Construction. The language used in this Fourth Addendum will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(d) Counterparts. This Fourth Addendum may be executed in two or more identical counterparts, all of which shall be considered one and the same Note and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature delivered by fax or e-mail/.pdf transmission shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature, and deliver by such means shall be due deliver hereof.

(e) Headings. The headings of this Fourth Addendum are for convenience of reference and shall not form part of, or affect the interpretation of, this Fourth Addendum.

(f) Severability. If any portion of this Fourth Addendum is declared by a court of competent jurisdiction to be invalid or unenforceable, such portion shall be deemed severed from this Fourth Addendum, and the remaining part shall remain in full force and effect as if no such invalid or unenforceable provisions had been a part of this Fourth Addendum.

IN WITNESS WHEREOF, the Company and the Holder have caused this Fourth Addendum to be duly executed and delivered individually or by their officers thereunto duly authorized as of the date first written above.

WATER TECHNOLOGIES INTERNATIONAL, INC. ("COMPANY")

By: ______________________
Name: Scott Tudor
Title: CEO

GREENTREE FINANCIAL GROUP, INC. ("HOLDER")

By: ______________________
Name: R. Chris Cottone
Title: Vice President

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CONVERTIBLE PROMISSORY NOTE

Up to $250,000.00
'Principal"

10/23/2015
"Effective Date"

FOR VALUE RECEIVED, Water Technologies International, Inc., a Florida Corporation, its successors and assigns (the "Company"), hereby promises to pay to Greentree Financial Group Inc., a Florida corporation, or its successors or assigns (the "Holder"), in immediately available funds, the total principal sum of up to Two Hundred Fifty Thousand Dollars ($250,000.00), in accordance with the terms of this Convertible Promissory Note (this "Note"). The principal hereof and any unpaid accrued interest thereon shall be due and payable upon demand by Holder in accordance with Section 1, below (unless such payment date is accelerated as provided in Section 6 hereof). Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 7 hereof. Interest on the unpaid principal balance of this Note shall accrue from the date funds have been advanced and shall continue to accrue until all unpaid principal and interest is paid in full. Interest shall be calculated at the rate of fifteen percent (15%) and payable to the Holder semi-annually.

1. *DEMAND LOAN.* At such times as the Company and Holder shall agree, and in amounts as the Company and Holder shall agree, Holder will loan the Company up to $250,000.00 for its operating expenses. Each such loan by the Holder to the Company shall be referred to as a "Loan Advance." The date and amount of each Loan Advance, and the total of all Loan Advances, will be recorded and updated on Exhibit A, which is attached hereto and incorporated herein. Any loans or other advances made by Holder to the Company which are not recorded in Exhibit A will not be considered a part of this Note. Holder may demand repayment of all amounts loaned to the Company through the date of its repayment request, plus interest, at any time upon thirty (30) days written notice to the Company after one (1) year from the Effective Date. This Note does not obligate the Holder to loan any money to the Company, but is meant to govern the terms of any money the Holder does loan the Company.

2. *PREPAYMENT.* The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note, without penalty or premium, provided that concurrently with each such prepayment the Company shall pay accrued interest on the principal, if any, so prepaid to the date of such prepayment.

3. *TRANSFERABILITY.* This Note shall not be transferred, pledged, hypothecated, or assigned by the Company without the express written consent of the Holder. In the event any third party acquires a controlling interest in the Company or acquires substantially all of the assets of the Company (a "Reorganization Event"), this Note will survive and become an obligation of the party that acquires such controlling interest or assets. In the event of a Reorganization Event, the Company agrees to make the party that acquires such controlling interest or assets, aware of the terms of this Section and this Note. This Note may be transferred, pledged, hypothecated, or assigned by the Holder in its sole discretion.

4. *CONVERSION.* Upon not less than three (3) days advance written notice of one party hereto to the other ("Conversion Notice"), at any time or from time to time, the Holder at its sole option, may convert the outstanding principal amount of this Note, or any portion of the principal amount hereof, and any accrued interest, in whole or in part, into shares of the common stock of the Company. Any amount so converted will be converted into common stock of the Company at a conversion price equal to 50% of the average of the lowest 3 closing prices on the primary trading market on which the Company's Common Stock is quoted for the ten (10) trading days immediately prior to but not including the Conversion Date (the "Conversion Price"). However, Holder agrees that no conversion will cause Holder into any position that would result the Holder to hold more than 9.9% of the class of common stock of the Company.

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5. *CONVERSION PRICE ADJUSTMENTS.* In case the Company shall at any time prior to the conversion of the Promissory Note, or the maturity of the Promissory Note, whichever first occurs, effect a recapitalization or reclassification of such character that its Common Stock shall be changed into or become exchangeable for a larger number of shares, then, upon the effective date thereof, the number of shares of Common Stock that the Holder of this Promissory Note shall be entitled to convert hereof shall be increased in direct proportion to the increase in such number of shares of Common Stock by reason of such recapitalization or reclassification, and the Conversion Price of such recapitalized or reclassified Common Stock shall, in the case of an increase in the number of shares, be proportionately decreased. There shall be no adjustment to the Conversion Price of the Promissory Note in the event of a reverse stock split.

6. *DEFAULT.* The occurrence of any one of the following events shall constitute an Event of Default:

   a) The non-payment, when due or upon demand, of any principal or interest pursuant to this Note;

   b) The material breach of any representation or warranty in this Note. In the event the Holder becomes aware of a breach of this Section 6(b), the Holder shall notify the Company in writing of such breach and the Company shall have five business days after notice to cure such breach;

   c) The breach of any covenant or undertaking, not otherwise provided for in this Section 6;

   d) The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature;

   e) The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company;

   f) The Company fails to stay current in its OTC Markets reporting obligations;

   g) The Company fails to maintain irrevocable TA instruction or file with the Company's transfer agent; or

   h) The Company fails to deliver the Holder the shares of Common Stock rightfully listed in the Conversion Notice within three (3) business days.

Upon the occurrence of any Default or Event of Default, the Holder, may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, immediately due and payable (the thirty (30) day notice period in Section 1, above, will not be applicable in the case of an Event of Default), in which event it shall immediately be and become due and payable; provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice. There shall be a late charge equal to 5% of the amount of any unpaid principal plus any interest accrued as of the due date.

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In the event that Holder at its sole discretion elects to allow the Company to continue with repayment of the principal and interest on this Note after an Event of Default, the interest rate on the unpaid principal of this Note will change to 18% or the highest interest rate currently allowable under Florida law for loans of this amount (the "Default Interest Rate"). In the event of any changes under Florida law relating to the increases or decreases of allowable interest rates, this Note will be changed to the highest amount allowable under Florida law without notification or further ratification. As of the date of Default or any Event of Default, assuming the Holder allows reinstatement or continuation of this Note, the Default Interest Rate shall become the new rate of interest on this Note.

Any payments that the Holder allows under this section shall be made through a wire transfer of funds or Certified Check.

Upon the occurrence of any Default or Event of Default, the Holder at its sole discretion may elect to immediately, or at any time, convert the outstanding principal amount of this Note, or any portion of the principal amount hereof, and any accrued interest, in whole or in part, into shares of the common stock of the Company.

7. *NOTICES.* Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier, or by facsimile transmission. Notice shall be deemed to have been received on the date and time of personal or overnight delivery or facsimile transmission, if received during normal business hours of the recipient; if not, then on the next business day.

Notices to the Company shall be sent to: 10219 SE Lennard Road, Port St. Lucie, FL 34952

Notices to the Holder shall be sent to: 7951 SW 6th Street, Suite 216, Plantation, FL 33324

8. *REPRESENTATIONS AND WARRANTIES.* The Company hereby makes the following representations and warranties to the Holder:

(a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Note and to issue and sell this Note. The execution, delivery and performance of this Note by the Company, and the consummation by it of the Transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action. This Note, when executed and delivered, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

(c) Disclosure. Neither this Note nor any other document, certificate or instrument furnished to the Holder by or on behalf of the Company in connection with the transactions contemplated by this Note contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

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9. *CONSENT TO JURISDICTION AND SERVICE OF PROCESS.* The Company consent to the jurisdiction of the courts of Broward County in the State of Florida.

10. *SUCCESSION AND ASSIGNABILITY.* This Note shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. The Holder may further assign any of his or its rights, interests, or obligations hereunder on his or its own discretion without further approval from the Company.

11. *GOVERNING LAW.* This Note shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflict of laws provisions. All disputes arising out of or in connection with this Note, or in respect of any legal relationship associated with or derived from this Note shall only be heard in any competent court residing in Broward County Florida. Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. The Company further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. The Company agrees that any action on or proceeding brought against the Holder shall only be brought in such courts.

12. *ATTORNEYS FEES.* In the event the Holder hereof shall refer this Note to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Holder's rights, including reasonable attorney's fees, whether or not suit is instituted.

13. *CONFORMITY WITH LAW.* It is the intention of the Company and of the Holder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

In witness whereof, the below parties signed and sealed this Note as of above date written.

WATER TECHNOLOGIES INTERNATIONAL, INC. ("COMPANY")	GREENTREE FINANCIAL GROUP, INC. ("HOLDER")
By: ______ CEO	By: ______
Name: Scott Tudor	Name: R. Chris Cottone
Title: CEO	Title: Vice President

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Exhibit A

WATER TECHNOLOGIES INTERNATIONAL, INC.

Greentree Financial Group Inc.

Schedule of Loan Advances (Additional Sheets may be Attached if Necessary)

Date of Loan Advance	Amount of Loan Advance	Total of all Loan Advances Owed by Company (Excluding Interest)	Initials of Note Holder Representative	Initials of Authorized Company Representative

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